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                                                               EXHIBIT 8.2

         [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]

                              (212) 373-3000

                                                            May [  ], 1998

American General Hospitality Corporation

5606 MacArthur Boulevard, Suite 1200

Irving, Texas 75038

CapStar Hotel Company

1010 Wisconsin Avenue, N.W.

Washington, D.C. 20007

Ladies and Gentlemen--

  In connection with the proposed merger of CapStar Hotel Company ("CapStar") with and into American General Hospitality Corporation ("AGH"), as described in the Registration Statement on Form S-4 to be filed with the Securities and
Exchange Commission on May [   ], 1998 (the "Registration Statement"), you
have requested our opinion concerning the federal income tax matters set forth below. All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

  In rendering the opinion expressed herein, we have reviewed copies of the Registration Statement and all amendments to date and the Merger Agreement. We also have made such other investigations of fact and law and have examined such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein.

  In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all such documents have been or will be duly executed to the extent required;
(iii) that all representations and statements set forth in such documents are true and correct, (iv) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification, and (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have further assumed that the statements and descriptions of OpCo's business, properties and intended activities as described in the Registration Statement are accurate.

  Based upon and subject to the foregoing, we are of the opinion that the discussion contained in those portions of the Registration Statement under the captions "The Merger--Federal Income Tax Consequences to Holders of CapStar Common Stock", "The Merger--Federal Income Tax Consequences to Holders of AGH Common Stock", "The Spin-Off--Federal Income Tax Consequences to Holders of CapStar Common Stock" and "The Spin-Off Federal Income Tax Considerations Relating to OpCo" accurately reflects the federal income tax consequences of the Merger and the Spin-Off that are likely to be material to a holder of stock of CapStar, AGH or OpCo.

  This opinion is given as of the date hereof and is based on various Code provisions, Treasury Regulations promulgated under the Code and interpretations thereof by the IRS and the courts having jurisdiction over such

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matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

  This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.2 to the Registration Statement and to the use of our name under the captions "The Merger Federal Income Tax Consequences to Holders of CapStar Common Stock", "The Merger--Federal Income Tax Consequences to Holders of AGH Common Stock", "The Spin-Off--Federal Income Tax Consequences to Holders of CapStar Common Stock" and "The Spin-Off--Federal Income Tax Considerations Relating to OpCo" in the Registration Statement and the prospectus included therein. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

  We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

                                          Very truly yours,

                                          Paul, Weiss, Rifkind, Wharton &
                                          Garrison